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                                                                    EXHIBIT 10.8

      2005 BASE SALARIES AND OTHER COMPENSATION OF NAMED EXECUTIVE OFFICERS

      On June 9, 2005, our Board of Directors ratified the recommendations of the Compensation Committee in regards to the base salaries effective July 1, 2005 for each of the following named executive officers.

NAME AND POSITION                                                           2005 BASE SALARY
--------------------------------------------------------------              ----------------
Dennis J. Horowitz                                                              $615,000
Chairman and Chief Executive Officer

Johann R. Manning, Jr.                                                          $340,080
President and Chief Operating Officer

Thomas B. Sabol                                                                 $250,000
Senior Vice President, Chief Financial Officer and Secretary

Keith I. Weil                                                                   $234,066
Senior Vice President, International and Strategic Development

Massoud Neshan                                                                  $210,087
Senior Vice President, Technology

      Mr. Manning's salary increase relates to his 2005 promotion to President and Chief Operating Officer.

OTHER EXECUTIVE COMPENSATION

      In February 2005, the Company's Compensation Committee approved, in principle, that the Company provide for the reimbursement of future expenses related to Mr. Horowitz's relocation of his permanent residence outside of the immediate Huntsville, Alabama area and reimbursement for Mr. Horowitz's reasonable travel expenses for commuting from such residence to the Company's corporate offices. The specifics of this benefit were finalized on August 10, 2005 and provides that the reimbursement of Mr. Horowitz's relocation expenses to the Jacksonville, Florida area will be covered consistent with the Company's current relocation policy (including an amount for certain discretionary related expenses under the policy), up to $125,000 plus any gross up for income tax purposes. In addition, Mr. Horowitz's on-going commuting costs will be grossed up for income tax purposes.